EXHIBIT 5.1
                                                         -----------
              [BROWN SHOE COMPANY, INC. LETTERHEAD]

                         July 26, 2001

Brown Shoe Company, Inc.
8300 Maryland Avenue
St. Louis, Missouri  63105

Gentlemen:

     As General Counsel of Brown Shoe Company, Inc., a New York corporation ("the Company"), I am familiar with the Registration Statement on Form S-8 being filed by the Company pursuant to the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission, relating to 500,000 shares (the "Shares") of Common Stock, par value $3.75 per share, of the Company that may be sold pursuant to the Brown Shoe Company, Inc. 401(k) Savings Plan (the "Plan"), including 500,000 Common Stock Purchase Rights, and an indeterminate number of interests in the Plan (the "Interests").

     I have examined originals or copies, certified or otherwise, identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I deemed necessary for the purposes of the opinion expressed herein. I have assumed (i) the genuineness of all signatures on all documents examined by me, (ii) the authenticity of all documents submitted to me as originals, (iii) the conformity to authentic originals of all documents submitted to me as certified or photostatic copies, and (iv) the due authorization, execution and delivery of all documents.

     Based on the foregoing, I am of the opinion that the Shares (including the Common Stock Purchase Rights) and the Interests to which the Registration Statement relates have been duly authorized and upon issuance, delivery and payment therefor, in accordance with the terms of the Plan and any relevant agreements thereunder, will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as Exhibit
5.1 to the above-mentioned Registration Statement

                                   Very truly yours,


                                   /s/ Michael I. Oberlander
                                   -----------------------------------
                                   Michael I. Oberlander, Esq.
                                   Vice President, General Counsel and
                                        Corporate Secretary